UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2015 (January 5, 2015)
Date of Report (Date of earliest event reported)

Uranerz Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	82605
(Address of principal executive offices)	(Zip Code)

(307) 265-8900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K, dated January 5, 2015, filed by Uranerz Energy Corporation. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”). As previously disclosed in the Original Form 8-K, on January 4, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Fuels Inc., an Ontario corporation (“Energy Fuels”), and EFR Nevada Corp., a Nevada corporation and wholly owned subsidiary of Energy Fuels (“Merger Sub”). The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into the Company (the “Merger”), and as a result the Company will continue as the surviving operating corporation and a wholly owned subsidiary of Energy Fuels. As previously disclosed in the Original Form 8-K, Uranerz entered into voting agreements with the directors and certain officers of Energy Fuels and Energy Fuels entered into voting agreements with the directors and certain officers of Energy Fuels (the “Voting Agreements”). The sole purpose of this Amendment is to include the Merger Agreement and the Voting Agreements as exhibits as shown below. No other changes have been made to the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed in the Original Form 8-K, on January 4, 2015, the Company entered into the Merger Agreement and the Company and Energy Fuels entered into the Voting Agreements. The descriptions of the Merger Agreement and the Voting Agreements in this Amendment and the Original Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable agreements.

Item 9.01	Financial Statements and Exhibits.

The agreements included as exhibits to this Amendment contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

(d) Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 4, 2015, by and between the Company, Energy Fuels Inc. and EFR Nevada Corp.
10.1	Form of Voting Agreement between the Company and the directors and certain officers of Energy Fuels Inc.
10.2	Form of Voting Agreement between Energy Fuels Inc. and the directors and certain officers of the Company.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: January 9, 2015	By:	/s/ “Benjamin Leboe”
Benjamin Leboe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of January 4, 2015, by and between the Company, Energy Fuels Inc. and EFR Nevada Corp.
10.1	Form of Voting Agreement between the Company and the directors and certain officers of Energy Fuels Inc.
10.2	Form of Voting Agreement between Energy Fuels Inc. and the directors and certain officers of the Company.